Exhibit 1

EXECUTION VERSION

WPP FINANCE 2010,

as Issuer

and

WPP PLC,

as Parent Guarantor

and

WPP AIR 1 LIMITED,

WPP 2008 LIMITED,

WPP 2005 LIMITED,

as Subsidiary Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

and

CITIBANK, N.A.,

as Security Registrar and

Principal Paying Agent

and

CITIBANK, N.A., LONDON BRANCH,

as a Paying Agent

SECOND SUPPLEMENTAL INDENTURE

Dated as of September 7, 2012

3.625% Senior Notes due 2022

SECOND SUPPLEMENTAL INDENTURE, dated as of September 7, 2012, among WPP FINANCE 2010, a private unlimited liability company organized and existing under the laws of England and Wales (herein called the “Issuer”), having its principal office at 27 Farm Street, London W1J 5RJ, WPP PLC, a public company limited by shares incorporated under the Companies (Jersey) Law 1991 (the “Parent Guarantor”), WPP AIR 1 LIMITED, a company limited by shares incorporated in Ireland, WPP 2008 LIMITED, a private limited company organized and existing under the laws of England and Wales and WPP 2005 LIMITED, a private limited company organized and existing under the laws of England and Wales (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors”), WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (herein called the “Trustee”), CITIBANK, N.A., as Security Registrar and Principal Paying Agent, and CITIBANK, N.A., LONDON BRANCH, as a Paying Agent, to the Indenture, dated as of November 21, 2011, among the Issuer, the Parent Guarantor, the Subsidiary Guarantors, the Trustee, the Security Registrar and Principal Paying Agent and the Paying Agent (as amended and supplemented from time to time, exclusive of any supplemental indentures creating a new series of Securities, herein called the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Base Indenture provides for the issuance from time to time thereunder, in series, of debt Securities of the Issuer, and Section 901 of the Base Indenture provides for the establishment of the form or terms of Securities issued thereunder through one or more supplemental indentures;

WHEREAS, the Issuer desires by this Second Supplemental Indenture to create a series of Securities to be issuable under the Base Indenture, as supplemented by this Second Supplemental Indenture, and to be known as the Issuer’s “3.625% Senior Notes due 2022” (the “Notes”), which are to be initially limited in aggregate principal amount as specified in this Second Supplemental Indenture and the terms and provisions of which are to be as specified in this Second Supplemental Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Second Supplemental Indenture to establish the Notes as a series of Securities under the Base Indenture and to provide for, among other things, the issuance of and the form and terms of the Notes and additional covenants for purposes of the Notes and the Holders thereof;

WHEREAS, the Guarantors have duly authorized the execution and delivery of this Second Supplemental Indenture to provide for the Guarantees of the Notes; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Issuer and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof and for the purpose of setting forth, as provided in the Base Indenture, the form of the Notes and the terms, provisions and conditions thereof, the Issuer and the Guarantors covenant and agree with the Trustee as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Provisions of the Base Indenture.

Except as herein otherwise expressly provided, all the definitions, provisions, terms and conditions of the Base Indenture shall remain in full force and effect with respect to the Notes. The Base Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes and every Holder of Notes of any series authenticated and delivered under the Base Indenture shall be bound hereby.

Section 1.02 Definitions.

For all purposes of this Second Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the subject matter or context otherwise requires:

(a) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Second Supplemental Indenture;

(b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Second Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c) all terms used in this Second Supplemental Indenture that are defined in the Base Indenture have the meanings assigned to them in the Base Indenture, except as otherwise provided in this Second Supplemental Indenture;

(d) the term “Securities” as defined in the Base Indenture and as used in any definition therein, shall be deemed to include or refer to, as applicable, the Notes; and

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

A “Change of Control Repurchase Event” shall be deemed to occur if:

(i)	(a) (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a holding company whose shareholders are or are to be substantially similar to the Parent Guarantor’s shareholders immediately prior to such company becoming the Parent Guarantor’s parent company, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, as a result of a purchase, merger or otherwise, of (x) more than 50% of the issued ordinary share capital of the Parent Guarantor, or, in lieu thereof after the creation of a New Parent, more than 50% of the issued ordinary share capital of the New Parent or (y) shares in the capital of the Parent Guarantor carrying more than 50% of the voting rights (“Voting Stock”) normally exercisable at a general meeting of the Parent Guarantor, or, in lieu thereof after the creation of a New Parent, more than 50% of the Voting Stock of the New Parent normally exercisable at a general meeting of the New Parent or (ii) any Guarantor ceases to be a direct or indirect Subsidiary of any Parent Guarantor;

(b) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Parent Guarantor or one of its Subsidiaries or, in lieu thereof after the creation of a New Parent, the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the New Parent and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the New Parent or one of its Subsidiaries;

(c) the Parent Guarantor consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent Guarantor, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Guarantor or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction or, in lieu thereof after the creation of a New Parent, the New Parent consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the New Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the New Parent or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the New Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(d) the majority of the members of the board of directors of the Parent Guarantor shall cease to be Continuing Directors or, in lieu thereof after the creation of a New Parent, the majority of the members of the board of directors of the New Parent shall cease to be Continuing Directors; or

(e) the adoption of a plan relating to the liquidation or dissolution of the Parent Guarantor or, in lieu thereof after the creation of a New Parent, the adoption of a plan relating to the liquidation or dissolution of the New Parent (each of the events set forth in clauses (a) through (e), a “Change of Control”); and

(ii) at the time of the occurrence of a Change of Control, the Notes carry an investment grade credit rating (Baa3/BBB-, or equivalent, or better), from any Rating Agency and such rating from any Rating Agency is, within a period ending 120 days after announcement of the Change of Control having occurred (or such longer period as the Notes are under consideration, announced publicly within such 120 day period, for rating review), either downgraded to a non-investment grade credit rating (Bal/BB+, or equivalent, or worse) or withdrawn.

Notwithstanding the foregoing, (a) if at the time of the occurrence of the Change of Control the Notes carry either a non-investment grade credit rating from each Rating Agency then assigning a credit rating to the Notes or no credit rating from any Rating Agency, a Change of Control Repurchase Event shall be deemed to occur upon the occurrence of a Change of Control alone; and (b) if at the time of the occurrence of the Change of Control the Notes carry a rating from more than one Rating Agency, at least one of which is investment grade, then sub-paragraph (ii) shall apply.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Parent Guarantor who:

(i) was a member of such board of directors on the date hereof; or

(ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election, provided that, in lieu thereof after the creation of a New Parent, “Continuing Director” means, as of any date of determination, any member of the board of directors of the New Parent who:

(i) was a member of such board of directors on the date that the New Parent became a guarantor under the Indenture; or

(ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Global Note” means a Note that evidences all or part of the Notes and is authenticated and delivered to, and registered in the name of, the Depositary for such Notes or a nominee thereof.

“Issue Date” means the date that Notes were originally issued under this Second Supplemental Indenture.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“New Parent” means any Parent Guarantor whose equity ownership is substantially the same as WPP plc or any prior Parent Guarantor immediately prior to such New Parent becoming a Parent Guarantor.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 of the Base Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Rating Agencies” means each of Moody’s and S&P and, if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Issuer, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P or both of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (pursuant to a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount.

(a) There is hereby authorized and established a series of Securities designated the “3.625% Senior Notes due 2022” (the “Notes”), in an initial aggregate principal amount of U.S.$500,000,000, which amount shall be specified in the Issuer Order for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture.

(b) The Issuer may, from time to time and without the consent of the Holders, issue additional Notes, with Guarantees as provided in the Indenture, on terms and conditions identical to those of the Notes previously issued, which additional Notes, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes previously issued. At any time and from time to time, the Trustee shall upon receipt of an Authentication Order, authenticate and deliver any additional Notes in an aggregate principal amount specified in such Authentication Order for such additional Notes issued hereunder.

Section 2.02 Stated Maturity

The Stated Maturity of the Notes shall be September 7, 2022.

Section 2.03 Interest

(a) The Notes shall bear interest at the rate of 3.625% per annum, subject to Section 2.03(b), from September 7, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest shall be payable semi-annually on March 7 and September 7 (each an “Interest Payment Date”), beginning on March 7, 2013, to the Holders in whose names the Notes are registered at the close of business on the Regular Record Date immediately preceding the related Interest Payment Date. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Any amount of interest on any Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by such Note (giving effect to the adjustments to the interest rate contemplated by Section 2.03(b)), from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 307 of the Base Indenture.

(b) The interest rate payable on the Notes shall be subject to adjustments from time to time if either Moody’s or S&P, or in either case, a Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the rating assigned to the Notes, in the manner described below.

(i) If the rating of the Notes from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the interest rate payable on the Notes on the Issue Date by the percentage points set forth below opposite that rating:

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

(ii) If the rating of the Notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the interest rate payable on the Notes on the Issue Date by the percentage points set forth below opposite that rating:

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

(iii) If, at any time, the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of the Notes to any of the ratings set forth in the tables above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the Issue Date plus the applicable percentage points set forth opposite the ratings in the tables above in effect immediately following the ratings increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes shall be decreased to the interest rate payable on the Notes on the Issue Date.

(iv) Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (i) the interest rate on the Notes be reduced to below the interest rate payable on the Notes on the Issue Date or (ii) the total increase in the interest rate on the Notes exceed 2.00 percentage points above the interest rate payable on the Notes on the Issue Date.

(v) No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If, at any time, less than two Rating Agencies provide a rating of the Notes for any reason beyond the Issuer’s control, the Issuer shall use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the table above (x) such Substitute Rating Agency shall be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (y) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table in Section 2.03(b)(i) or 2.03(b)(ii) with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (z) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the Issue Date plus the appropriate percentage points, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table in Section 2.03(b)(i) or 2.03(b)(ii) (taking into account the provisions of clause (y) above) (plus any applicable percentage points resulting from a decreased rating by the other Rating Agency).

(vi) For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by such Rating Agency shall be twice the percentage points set forth in the applicable table above. For so long as no Rating Agency provides a rating of the Notes, the interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00 percentage points above the interest rate payable on the Notes on the Issue Date.

(vii) The interest rate on the Notes shall permanently cease to be subject to any adjustment described in this Section 2.03(b) (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if the Notes become rated A2 and A (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P, respectively (or, in either case, any Substitute Rating Agency thereof), or one of these ratings if the Notes are only rated by one Rating Agency.

(viii) Any interest rate increase or decrease described in this Section 2.03(b) shall take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P or any Substitute Rating Agency thereof changes its rating of the Notes more than once during any particular interest period, the last change by such agency during such period shall control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

(ix) If the interest rate payable on the Notes is increased as described in this Section 2.03(b), then the term “interest,” as used in this Second Supplemental Indenture, the Base Indenture and the Notes, shall be deemed to include any such additional interest unless the context otherwise requires.

(x) The Issuer shall deliver to the Trustee and Principal Paying Agent, if the Trustee shall not then be acting as Principal Paying Agent, within five calendar days after either Moody’s or S&P or any Substitute Rating Agency thereof downgrades, or subsequently upgrades, the rating assigned to the Notes as described by this Section 2.03(b), an Officers’ Certificate stating (i) that the rating downgrade, or subsequent upgrade, as the case may be, has occurred and (ii) the current rating or ratings upon which the interest rate payable on the Notes shall be based.

Section 2.04 Authorized Denominations

The Notes of this series are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof.

Section 2.05 Listing

The Issuer shall use its best reasonable efforts to ensure that the Notes, subject to official notice of issuance, are admitted to listing on the Official List of the UK Financial Services Authority (in its capacity as competent authority for the purposes of Part 6 of the Financial Services and Markets Act 2000) and to trading on the Professional Securities Market of the London Stock Exchange plc and shall from time to time take such other actions as shall be necessary or advisable to maintain any such admission to listing and/or trading of the Notes in accordance with the terms of this Section 2.05.

Section 2.06 Optional Redemption

As provided in Section 3.01 hereof, the Issuer shall have the right, at its option to redeem the Notes in whole or in part, at any time or from time to time prior to their Stated Maturity, on at least 30 days’ but not more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Section 3.01 hereof) plus 35 basis points, plus accrued and unpaid interest on the principal amount of the Notes to, but excluding, the Redemption Date.

Section 2.07 Tax Redemption

As provided Section 1108 of the Base Indenture (and as shall be modified in Section 3.01 hereof), the Issuer shall have the right to redeem the Notes upon the occurrence of certain events relating to taxation, as a result of which the Issuer or a Guarantor becomes obligated to pay Additional Amounts on the Notes, in which case the Issuer may redeem the Notes in whole but not in part at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (including additional interest and Additional Amounts, if any) to, but excluding, the Redemption Date.

Section 2.08 Repurchase upon Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised earlier its right to redeem the Notes pursuant to this Second Supplemental Indenture, each Holder shall have the option to require the Issuer to repurchase all or any portion of its Notes (in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) on the Repurchase Date (as defined in Section 3.01) at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Section 2.09 Ranking

The Notes shall be the Issuer’s senior, unsecured indebtedness and rank equally in right of payment with all of its other unsecured and unsubordinated debt obligations from time to time outstanding.

Section 2.10 Guarantees

The Parent Guarantor and the Subsidiary Guarantors shall fully and unconditionally guarantee, on a joint and several basis, the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes or under the Indenture, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the Stated Maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture. The full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the Stated Maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture shall also be guaranteed by any other Guarantor that may guarantee the Notes.

The Guarantees shall be senior, unsecured obligations of each Guarantor and rank equally in right of payment with all of such Guarantor’s other unsecured and unsubordinated obligations from time to time outstanding.

Section 2.11 Defeasance

The Issuer may elect, at its option at any time but subject to compliance with Article 12 of the Base Indenture, to effect legal defeasance or covenant defeasance with respect to the Notes in whole but not in part pursuant to Section 1202 or Section 1203 of the Base Indenture (or both).

Section 2.12 Waiver of Jersey Customary Law Rights.

Each of the Issuer and each Guarantor irrevocably and unconditionally waives such right as it may have or claim under Jersey law:

(a) whether by virtue of the droit de discussion or otherwise to require that recourse be had to the assets of any other person before any claim is enforced against it under this Second Supplemental Indenture or any Guarantee in respect of the obligations assumed by it under this Second Supplemental Indenture or any Guarantee; and

(b) whether by virtue of the droit de division or otherwise to require that any liability under this Second Supplemental Indenture or any Guarantee be divided or apportioned with any other person or reduced in any manner whatsoever.

ARTICLE THREE

FORM OF NOTES

Section 3.01 Forms Generally.

The Notes shall be in substantially the forms set forth in this Section 3.01, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Second Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof.

Upon their original issuance, Notes offered and sold shall be issued in the form of one or more Global Notes in definitive, fully registered form, without coupons, substantially in the form set forth in this Section 3.01, with such applicable legends as provided herein. Such Global Notes shall be registered in the name of the Depositary, or its nominee, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate amount of any Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as provided in the Indenture.

(a) Form of Face of Note.

[INCLUDE IF NOTE IS A GLOBAL NOTE—THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, ANY GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO WPP FINANCE 2010 OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS SUPPLEMENTED BY THE SECOND SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A

NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

WPP FINANCE 2010

No.	U.S.$

CUSIP Number: 92936M AC1 / ISIN Number: US92936MAC10 / Common Code: 082817751

WPP Finance 2010 (herein called the “Issuer”, which term includes any Successor Person under the Base Indenture, as supplemented by the Second Supplemental Indenture hereinafter referred to), an unlimited liability company organized and existing under the laws of England and Wales, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $500,000,000 Dollars, [insert if a Global Note: as such amount may from time to time be revised by the Schedule of Increases and Decreases in the Global Note attached hereto] (such principal amount[insert if a Global Note: , as it may from time to time be revised by the Schedule of Increases and Decreases in the Global Note attached hereto,] is hereinafter referred to as the “principal”) on September 7, 2022 or any other Maturity Date. This Note shall bear interest at the rate of 3.625% per annum, subject to adjustments as a result of downgrades (or subsequent upgrades) in the rating assigned to the Notes as described on the reverse hereof, from September 7, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Interest shall be payable semi-annually on March 7 and September 7 (each an “Interest Payment Date”), beginning on March 7, 2013, to the Holders in whose names this Note is registered at the close of business on the February 21 or August 21, as the case may be, immediately preceding the related Interest Payment Date. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 3.625% per annum, subject to adjustments as a result of downgrades (or subsequent upgrades) in the rating assigned to the Notes as described on the reverse hereof (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Any interest payable, but not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Base Indenture, as supplemented by the Second Supplemental Indenture.

Payment of principal, premium, if any, interest and Additional Amounts, if any, on this Note shall be made pursuant to the Applicable Procedures of the Depositary as permitted in the Base Indenture, as supplemented by the Second Supplemental Indenture, provided, however, that if this Note is not a Global Note, payment may be made at the office or agency of the Issuer maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); and payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, that at the option of the Issuer payments of any interest on the Notes (other than at Maturity) may be made, in the case of a registered Holder of at least U.S.$5,000,000 principal amount of Notes, by electronic funds transfer of immediately available funds to a United States dollar account maintained by the payee, provided such registered Holder so elects by giving written notice to the Trustee or the Principal Paying Agent designating such account, no later than 15 days immediately preceding the relevant date for payment (or such other date as the Trustee may accept in its discretion). Unless such designation is revoked, any such designation made by such Holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such Holder. The Issuer shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Base Indenture, as supplemented by the Second Supplemental Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by a Director or Authorized Officer.

WPP FINANCE 2010

Certificate of Authentication:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(b) Form of Reverse of Note.

This Note is one of a duly authorized issue of securities of the Issuer (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of November 21, 2011 (herein called the “Base Indenture”), as supplemented by a Second Supplemental Indenture dated as of September 7, 2012 (herein called the “Second Supplemental Indenture”; the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”), each among the Issuer, WPP PLC, a public company limited by shares incorporated under the Companies (Jersey) Law 1991 (the “Parent Guarantor”), WPP AIR 1 LIMITED, a company limited by shares incorporated in Ireland, WPP 2008 LIMITED, a private limited company organized and existing under the laws of England and Wales and WPP 2005 LIMITED, a private limited company organized and existing under the laws of England and Wales (collectively, the “Subsidiary Guarantors” and, together with the Parent Guarantor, the “Guarantors” which term includes any Successor Person under the Indenture), Wilmington Trust, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), Citibank, N.A., as Security Registrar and Principal Paying Agent, and Citibank, N.A., London Branch, as a Paying Agent, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustee, the Agents and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof. Capitalized terms used herein but not defined shall have the respective meanings assigned to them in the Indenture.

The interest rate payable on the Notes shall be subject to adjustments from time to time if either Moody’s or S&P, or in either case, a Substitute Rating Agency thereof, downgrades (or subsequently upgrades) the rating assigned to the Notes, in the manner described below.

If the rating of the Notes from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the interest rate payable on the Notes on the Issue Date by the percentage points set forth below opposite that rating:

Moody’s Rating*	Percentage Points
Ba1	0.25
Ba2	0.50
Ba3	0.75
B1 or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

If the rating of the Notes from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the interest rate payable on the Notes on the Issue Date by the percentage points set forth below opposite that rating:

S&P Rating*	Percentage Points
BB+	0.25
BB	0.50
BB-	0.75
B+ or below	1.00

*	Including the equivalent ratings of any Substitute Rating Agency.

If, at any time, the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of the Notes to any of the ratings set forth in the tables above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the interest rate payable on the Notes on the Issue Date plus the applicable percentage points set forth opposite the ratings in the tables above in effect immediately following the ratings increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of the Notes to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on the Notes shall be decreased to the interest rate payable on the Notes on the Issue Date.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute

Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (i) the interest rate on the Notes be reduced to below the interest rate payable on the Notes on the Issue Date or (ii) the total increase in the interest rate on the Notes exceed 2.00 percentage points above the interest rate payable on the Notes on the Issue Date.

No adjustments in the interest rate of the Notes shall be made solely as a result of a Rating Agency ceasing to provide a rating of the Notes. If, at any time, less than two Rating Agencies provide a rating of the Notes for any reason beyond the Issuer’s control, the Issuer shall use its commercially reasonable efforts to obtain a rating of the Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the table above (x) such Substitute Rating Agency shall be substituted for the last Rating Agency to provide a rating of the Notes but which has since ceased to provide such rating, (y) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (z) the interest rate on the Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on the Notes on the Issue Date plus the appropriate percentage points, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (y) above) (plus any applicable percentage points resulting from a decreased rating by the other Rating Agency).

For so long as only one Rating Agency provides a rating of the Notes, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by such Rating Agency shall be twice the percentage points set forth in the applicable table above. For so long as no Rating Agency provides a rating of the Notes, the interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00 percentage points above the interest rate payable on the Notes on the Issue Date.

The interest rate on the Notes shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if the Notes become rated A2 and A (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P, respectively (or, in either case, any Substitute Rating Agency thereof), or one of these ratings if the Notes are only rated by one Rating Agency.

Any interest rate increase or decrease described herein shall take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P or any Substitute Rating Agency thereof changes its rating of the Notes more than once during any particular interest period, the last change by such agency during such period shall control for purposes of any interest rate increase or decrease with respect to the Notes described above relating to such Rating Agency’s action.

“Rating Agencies” means each of Moody’s and S&P and, if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Issuer, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P or both of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer (pursuant to a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

If the interest rate payable on the Notes is increased as described above, then the term “interest,” as used herein, shall be deemed to include any such additional interest unless the context otherwise requires.

The Issuer shall deliver to the Trustee and the Principal Paying Agent, if the Trustee shall not then be acting as Principal Paying Agent, within five calendar days after either Moody’s or S&P or any Substitute Rating Agency thereof downgrades, or subsequently upgrades, the rating assigned to the Notes as described above, an Officers’ Certificate stating (i) that the rating downgrade, or subsequent upgrade, as the case may be, has occurred and (ii) the current rating or ratings upon which the interest rate payable on the Notes shall be based.

The Subsidiary Guarantors and the Parent Guarantor have fully and unconditionally guaranteed the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the stated maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture. To the extent set forth in the applicable Board Resolutions or a supplemental indenture, the full and punctual payment of the principal, premium, if any, interest, Additional Amounts and any other amounts payable in respect of the Notes, when and as the same shall become due and payable by the Issuer in respect of the Notes, whether at the stated maturity thereof, by declaration of acceleration, call for redemption, call for repurchase or otherwise, in accordance with the terms of the Notes and of the Indenture may also be guaranteed by any other Guarantor that may guarantee the Notes.

The Issuer shall have the right, at its option to redeem the Notes in whole or in part, at any time or from time to time prior to their Stated Maturity, on at least 30 days’ but no more than 60 days’ notice, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 35 basis points, plus accrued and unpaid interest on the principal amount of the Notes to, but excluding, the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Comparable Treasury Price” means, with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. or their respective affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

In the event of redemption of this Note in part only, a new Note or Notes and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

As provided in the Second Supplemental Indenture, the Issuer shall have the right to redeem the Notes upon the occurrence of certain events relating to taxation, as a result of which the Issuer or a Guarantor becomes obligated to pay Additional Amounts on the Notes, in which case the Issuer may redeem the Notes in whole but not in part at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (including additional interest and Additional Amounts, if any) to, but excluding, the Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued and unpaid interest). On or before the Redemption Date, the Issuer shall deposit with the Trustee or the Principal Paying Agent, as applicable, money sufficient to pay the redemption price of and (unless the Redemption Date shall be an Interest Payment Date) accrued and unpaid interest to, but excluding, the Redemption Date on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee, Security Registrar or the Principal Paying Agent, as applicable, by such method as the Trustee, Security Registrar or the Principal Paying Agent, as applicable, shall deem fair and appropriate.

Upon the occurrence of a Change of Control Repurchase Event, unless the Issuer has exercised its right to redeem the Notes pursuant to the Second Supplemental Indenture, each Holder shall have the option to require the Issuer to repurchase all or any portion of its Notes (in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) on the Repurchase Date (as defined below) at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the date of repurchase (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

Promptly upon the Issuer becoming aware that a Change of Control Repurchase Event has occurred, the Issuer shall, and at any time upon the Trustee becoming similarly so aware, the Trustee may, and if so requested by Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, shall (subject in each case to the Trustee being indemnified and/or secured to its satisfaction), give notice (the “Change of Control Repurchase Event Notice”) to the Holders specifying the nature of the Change of Control Repurchase Event and the procedure for exercising the Holders’ repurchase option. If not previously sent, the Change of Control Repurchase Event Notice must be sent to the Holders, the Trustee, the Security Registrar and the Principal Paying Agent no later than 30 days after the occurrence of the Change of Control Repurchase Event.

To exercise the option to require the repurchase of a Note following the occurrence of a Change of Control Repurchase Event the Holder of the Note shall deliver such Note, on any Business Day during the period (the “Repurchase Period”) beginning on the date the Change of Control Repurchase Event Notice is given and ending 45 days thereafter, at the specified office of the Trustee, accompanied by a duly signed and completed notice of exercise (a “Change of Control Repurchase Notice”) in the form (for the time being current) which shall be provided with the Change of Control Repurchase Event Notice. A Change of Control Repurchase Notice, once given, shall be irrevocable unless the Issuer elects to permit revocations. All Notes submitted for repurchase shall be purchased by the Issuer on the date that is 3 Business Days after the expiration of the Repurchase Period (the “Repurchase Date”).

On the Repurchase Date, the Issuer shall:

(i) accept for payment all Notes or portions of Notes (in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the repurchase option;

(ii) deposit with the Trustee or Principal Paying Agent, as applicable, an amount equal to the aggregate repurchase price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Issuer.

The Trustee or Principal Paying Agent, as applicable, shall promptly mail to each Holder properly tendered the repurchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided, that each new Note shall be in a principal amount of $1,000 and integral multiples of $1,000 in excess thereof.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Issuer’s obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

The Issuer shall not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Trustee and the Principal Paying Agent are under no obligation to ascertain whether a Change of Control Repurchase Event or Change of Control or any event which could lead to the occurrence of or could constitute a Change of Control Repurchase Event or Change of Control has occurred and, until it shall have actual knowledge or notice pursuant to the Indenture to the contrary, the Trustee and the Principal Paying Agent may assume that no Change of Control Repurchase Event or Change of Control or other such event has occurred.

If an Event of Default with respect to Notes shall occur and be continuing, the aggregate principal amount of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the series of which this Note is a part or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

In any case where the due date for the payment of the principal amount of, or any premium or interest with respect to, any Note or the date fixed for redemption of any Note shall not be a Business Day at a Place of Payment, then payment of the principal amount, premium, if any, or interest, need not be made on such date at such Place of Payment, with the same force and effect as if made on the date for such payment or the date fixed for redemption, and no interest shall accrue for the period after such date.

All payments pursuant to the Notes and the Guarantees shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, levies, assessments or governmental charges of whatever nature (“taxes”) imposed or levied by or on behalf of (i) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Subsidiary Guarantors or any Parent Guarantor is incorporated or resident (or deemed for tax purposes to be resident), (ii) the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Issuer or the Subsidiary Guarantors or any Parent Guarantor makes payment on the Notes or the Guarantees or (iii) the United States or any political subdivision or taxing authority thereof or therein (each, an “Applicable Taxing Jurisdiction”), unless such taxes are required by the Applicable Taxing Jurisdiction to be withheld or deducted. In that event, the Issuer or the Subsidiary Guarantors or any Parent Guarantor shall pay by way of additional interest on the Notes such additional amounts of, or in respect of, principal, premium, if any, and interest (“Additional Amounts”) as will result (after deduction of such taxes and any additional taxes payable in respect of such Additional Amounts) in the payment to each Holder of such Notes of the amounts which would have been payable in respect of such Note or Guarantee had no such withholding or deduction been required, except that no Additional Amounts shall be so payable for or on account of:

(i) any taxes that would not have been imposed but for the fact that such Holder:

(a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the Applicable Taxing Jurisdiction or otherwise had some connection with the Applicable Taxing Jurisdiction other than the mere ownership of, or receipt of payment under, such Note or Guarantee;

(b) presented (if presentation is required) such Note or Guarantee for payment in the Applicable Taxing Jurisdiction, unless such Note or Guarantee could not have been presented for payment in another member state of the European Union; or

(c) presented (if presentation is required) such Note or Guarantee, as the case may be, more than thirty (30) days after the date on which the payment in respect of such Note first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Note or Guarantee for payment on any day within such period of thirty (30) days;

(ii) any estate, inheritance, gift, sale, transfer, personal property or similar taxes;

(iii) any taxes that are payable otherwise than by withholding or deduction from payments of, or in respect of, principal of, premium, if any, or interest on the Notes or Guarantee, as the case may be;

(iv) any taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request of the Issuer or any Guarantor addressed to the Holder and received by such Holder at least thirty (30) days prior to the first payment date with respect to which such information is required (a) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the Applicable Taxing Jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(v) any tax imposed on a payment to an individual and required to be made pursuant to the European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive;

(vi) any taxes payable by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Guarantee to another Paying Agent in a member state of the European Union; or

(vii) any combination of items (i), (ii), (iii), (iv), (v) and (vi);

nor shall Additional Amounts be paid with respect to any payment of the principal of, premium, if any, or interest on any such Note or Guarantee to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Applicable Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Note.

All references herein, in the Indenture, and in one or more supplemental indentures thereto, the Notes and the Guarantees to principal, premium, if any, interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantors, on the one hand, and the rights of the Holders of the Notes of each series, on the other hand, to be affected under the Indenture at any time by the Issuer, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive, on behalf of the Holders of all Notes of such series, compliance by the Issuer or the Guarantors, or all or any of them, with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Each Holder hereby consents to any Guarantor (or any additional or successor Guarantor) applying to a court of competent jurisdiction for an order sanctioning a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of a share premium account as a distributable reserve (a “Reduction of Capital”). Each Holder hereby authorizes and requests the Trustee, on behalf of the Holder, to sign any necessary form of consent that any Guarantor (or any additional or successor Guarantor) may reasonably request in connection with a Reduction of Capital.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Guarantors and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 305 of the Base Indenture on transfers and exchanges of Global Notes.

This Note, the Guarantees and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note and the Guarantees set forth below which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT—

TEN ENT - as tenants by the entireties	(Cust)

Custodian under

Uniform

JT TEN - as joint tenants with right of survivorship and not as tenants in common	(Minor)
Gifts to Minors Act
(State)

Additional abbreviations may also be used

though not in the above list.

[IF NOTE IS A GLOBAL NOTE, INSERT AS A SEPARATE PAGE—

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

FORM OF TRANSFER CERTIFICATE

To assign and transfer this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Guarantors. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Section 3.02 Form of Trustee’s Certificate of Authentication

The Trustee’s certificate of authentication shall be in substantially the following form:

Certificate of Authentication:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

ARTICLE FOUR

AMENDMENTS TO THE BASE INDENTURE

Section 4.01 Amendment to Section 101 of the Base Indenture

Section 101 of the Base Indenture is hereby amended with respect to the Notes as follows:

(a) The definition of “USA Notes” is hereby amended to read in its entirety as follows:

“USA Notes” means the 5.875% notes due June 2014 issued by WPP Finance (UK), the 8% senior notes due September 2014 issued by WPP Finance (UK), the 4.75% senior notes due November 2021 issued by the Issuer and the 5.125% senior notes due September 2042 issued by the Issuer.

ARTICLE FIVE

MISCELLANEOUS PROVISIONS

Section 5.01 Separability of Invalid Provisions

In case any one or more of the provisions contained in this Second Supplemental Indenture should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this

Second Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Second Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 5.02 Execution in Counterparts

This Second Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. To the greatest extent permitted by applicable law, the exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.03 Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Guarantors.

Section 5.04 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern the Indenture, as supplemented by this Second Supplemental Indenture, once the Indenture, as supplemented by this Second Supplemental Indenture, is qualified under the Trust Indenture Act, the latter provision shall control. If any provision of the Indenture, as supplemented by this Second Supplemental Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture, as supplemented by this Second Supplemental Indenture, as so modified or to be excluded, as the case may be.

Section 5.05 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 5.06 Successors and Assigns.

All covenants and agreements in this Second Supplemental Indenture by the Issuer and the Guarantors shall bind their successors and assigns, whether so expressed or not.

Section 5.07 Benefits of Indenture.

Nothing in the Indenture, as supplemented by this Second Supplemental Indenture, or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture, as supplemented by this Second Supplemental Indenture.

Section 5.08 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES (AND ANY NON-CONTRACTUAL OBLIGATIONS OUT OF OR RELATED THERETO) THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

Section 5.09 Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Issuer, the Guarantors, the Trustee and the Agents agree that any legal suit, action or proceeding arising out of or relating to this Second Supplemental Indenture, and each of the Issuer and the Guarantors agrees that any legal suit, action or proceeding arising out of or relating to the Notes and the Guarantees, may be instituted in any U.S. federal or New York state court in the Borough of Manhattan, The City of New York, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. Each of the Issuer and the Guarantors hereby appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Second Supplemental Indenture, the Notes or the Guarantees, as the case may be, instituted in any federal or state court in the Borough of Manhattan, The City of New York by the Trustee or by the Holder of any Note. Each of the Issuer and the Guarantors reserves the right to appoint another person located or with an office in the Borough of Manhattan, The City of New York, selected in their discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor and notice to the Trustee and the Holders the appointment of the prior Authorized Agent shall terminate. If for any reason the designee, appointee and agent hereunder ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, the Issuer and the Guarantors shall appoint a successor Authorized Agent in accordance with the preceding sentence. Each of the Issuer and the Guarantors further agrees to take any and all action, including the filing of any and all documents and instruments, as may be necessary to continue such designation and appointment of such agent in full force and effect until this Second Supplemental Indenture has been satisfied and discharged in accordance with Article Four or Article Thirteen of the Indenture. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to the Issuer or the Guarantors shall be deemed, in every respect, effective service of process on the Issuer or the Guarantors, as the case may be. Notwithstanding the foregoing, any action arising out of or relating to this Second Supplemental Indenture may be instituted in any court of competent jurisdiction in England. Each of the Issuer, the Guarantors, the Trustee and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Second Supplemental Indenture, the Notes, the Guarantees and the transactions contemplated hereby.

Section 5.10 Priority of Second Supplemental Indenture.

In the event any conflict arises between the terms of the Indenture and the terms of this Second Supplemental Indenture, the terms of this Second Supplemental Indenture shall be controlling and supersede such conflicting terms of the Indenture. Unless otherwise specifically modified or amended hereby, the terms of the Indenture shall remain in full force and effect with respect to the Notes.

Section 5.11 Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer or the Guarantors of the Notes or the proceeds thereof.

Section 5.12 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

ISSUER:

WPP FINANCE 2010 acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Philip Bell
Witness’s signature
Name: Philip Bell
Occupation: Trainee Solicitor
Address: Flat 14
9-11 Gleneldon Road
London
SW16 2AU

[WPP Finance 2010 Second Supplemental Indenture]

PARENT GUARANTOR:

WPP PLC acting by Paul Delaney, an authorised person pursuant to a Written Resolution of a Committee of the Board of Directors dated 3 September 2012

By:	/s/ Paul Delaney
Name:	Paul Delaney
Title:	an authorised person pursuant to a Written Resolution of a Committee of the Board of Directors dated 3 September 2012

By:	/s/ Philip Bell

Witness’s signature

Name:	Philip Bell
Title:	Trainee Solicitor
Address:	Flat 14
9-11 Gleneldon Road London SW16 2AU

[WPP Finance 2010 Second Supplemental Indenture]

GUARANTOR:

SIGNED AND DELIVERED, as a Deed for and on behalf of
WPP AIR 1 LIMITED,
as Subsidiary Guarantor
by its lawfully appointed attorney

/s/ Paul Delaney
Signature of Attorney - Paul Delaney

/s/ Philip Bell
Signature of Witness

Trainee Solicitor
Occupation of Witness

Flat 14 9-11 Gleneldon Road London SW16 2AU
Address of Witness

[WPP Finance 2010 Second Supplemental Indenture]

GUARANTOR:

WPP 2008 Limited acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Philip Bell
Witness’s signature
Name: Philip Bell
Occupation: Trainee Solicitor

Address: Flat 14 9-11 Gleneldon Road London SW16 2AU

[WPP Finance 2010 Second Supplemental Indenture]

GUARANTOR:

WPP 2005 Limited acting by Paul Delaney, a director

/s/ Paul Delaney
Director

In the presence of:

/s/ Philip Bell
Witness’s signature
Name: Philip Bell
Occupation: Trainee Solicitor
Address: Flat 14 9-11 Gleneldon Road London SW16 2AU

[WPP Finance 2010 Second Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Assistant Vice President

[WPP Finance 2010 Second Supplemental Indenture]

SECURITY REGISTRAR AND PAYING AGENT:

CITIBANK, N.A., as Security Registrar and Principal Paying Agent

By:	/s/ Wafaa Orfy
Name:	Wafaa Orfy
Title:	Vice President

[WPP Finance 2010 Second Supplemental Indenture]

PAYING AGENT:

CITIBANK, N.A., LONDON BRANCH, as Paying Agent

By:	/s/ Wafaa Orfy
Name:	Wafaa Orfy
Title:	Vice President

[WPP Finance 2010 Second Supplemental Indenture]